Exhibit 99.2

Non-GAAP Financial Measures – Additional Information

We use non-GAAP financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results, and provide additional insight and transparency on how we evaluate our business. We use non-GAAP financial measures to budget, make operating and strategic decisions and evaluate our performance. We have detailed below the adjustments that we make in our non-GAAP financial measure that was affected by this partial sale of an equity method investment. The adjustments generally fall within the following categories: acquisition & divestiture activities, gains and losses on intangible asset sales and non-cash impairments, major program restructuring activities, constant currency and related adjustments, major program financing and hedging activities and other major items affecting comparability of operating results. We believe the non-GAAP measures should always be considered along with the related U.S. GAAP financial measures.

The definitions of our non-GAAP financial measures did not change because of this partial sale of an equity method investment. For all periods presented in this Form 8-K, our non-GAAP financial measure Adjusted EPS is defined below and can also be found within our historically reported Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for periods presented. As new events or circumstances arise, this definition could change over time. When definitions change, we provide the updated definitions and present the related non-GAAP historical results on a comparable basis (1).

Adjusted EPS – defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impacts of the Simplify to Grow Program (2); gains or losses (including non-cash impairment charges) on goodwill and intangible assets; net earnings from divestitures (3); divestiture (3) or acquisition gains or losses and related divestiture (3), acquisition and integration costs; remeasurement of net monetary position (4); mark-to-market impacts from commodity and forecasted currency transaction derivative contracts (5); impacts from resolution of tax matters (6); CEO transition remuneration (7); impact from pension participation changes (8); incremental expenses related to the 2017 malware incident; losses on debt extinguishment and related expenses; gains or losses on interest rate swaps no longer designated as accounting cash flow hedges due to changed financing and hedging plans; gains or losses on equity method investment transactions; costs associated with the JDE Peet’s transaction; and U.S. and Swiss tax reform discrete impacts (9). Similarly, within Adjusted EPS, our equity method investment net earnings exclude our proportionate share of our investees’ significant operating and non-operating items (10). We believe that Adjusted EPS provides improved comparability of underlying operating results. We also evaluate growth in our Adjusted EPS on a constant currency basis (11).

(1)

When items no longer impact our current or future presentation of non-GAAP operating results, we remove these items from our non-GAAP definitions. During the second quarter of 2020, we added to the non-GAAP definitions the exclusion of costs associated with the JDE Peet’s transaction. Refer to Note 6, Equity Method Investments, and Note 14, Income Taxes, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 for more information on the JDE Peet’s transaction.

(2)

Non-GAAP adjustments related to the Simplify to Grow Program reflect costs incurred that relate to the objectives of our program to transform our supply chain network and organizational structure. Costs that do not meet the program objectives are not reflected in the non-GAAP adjustments.

(3)

Divestitures include completed sales of businesses (including the partial or full sale of an equity method investment) and exits of major product lines upon completion of a sale or licensing agreement. Refer to Note 2, Divestitures and Acquisitions, in our Annual Report on Form 10-K for the year ended December 31, 2019 for more information on divestitures and acquisitions impacting the comparability of our results.

(4)

During the third quarter of 2018, as we began to apply highly inflationary accounting for Argentina, we excluded the remeasurement gains or losses related to remeasuring net monetary assets or liabilities in Argentina during the period to be consistent with our prior accounting for these remeasurement gains/losses for Venezuela when it was subject to highly inflationary accounting prior to 2016. Refer to Note 1, Summary of Significant Accounting Policies, in our Annual Report on Form 10-K for the year ended December 31, 2019 for additional information.

(5)

During the third quarter of 2016, we began to exclude unrealized gains and losses (mark-to-market impacts) from outstanding commodity and forecasted currency transaction derivatives from our non-GAAP earnings measures until such time that the related exposures impact our operating results. Since we purchase commodity and forecasted currency contracts to mitigate price volatility primarily for inventory requirements in future periods, we made this adjustment to remove the volatility of these future inventory purchases on current operating results to facilitate comparisons of our underlying operating performance across periods. We also discontinued designating commodity and forecasted currency transaction derivatives for hedge accounting treatment. To facilitate comparisons of our underlying operating results, we have recast all historical non-GAAP earnings measures to exclude the mark-to-market impacts.

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(6)	Refer to Note 14, Commitments and Contingencies – Tax Matters, in our Annual Report on Form 10-K for the year ended December 31, 2019 for additional information.
(7)

On November 20, 2017, Dirk Van de Put succeeded Irene Rosenfeld as CEO of Mondelēz International in advance of her retirement at the end of March 2018. In order to incent Mr. Van de Put to join us, we provided him compensation with a total combined target value of $42.5 million to make him whole for incentive awards he forfeited or grants that were not made to him when he left his former employer. The compensation we granted took the form of cash, deferred stock units, performance share units and stock options. In connection with Irene Rosenfeld’s retirement, we made her outstanding grants of performance share units for the 2016-2018 and 2017-2019 performance cycles eligible for continued vesting and approved a $0.5 million salary for her service as Chairman from January through March 2018. We refer to these elements of Mr. Van de Put’s and Ms. Rosenfeld’s compensation arrangements together as “CEO transition remuneration.” We are excluding amounts we expense as CEO transition remuneration from our 2017 and future non-GAAP results because those amounts are not part of our regular compensation program and are incremental to amounts we would have incurred as ongoing CEO compensation. As a result, in 2017, we excluded amounts expensed for the cash payment to Mr. Van de Put and partial vesting of his equity grants. In 2018, we excluded amounts paid for Ms. Rosenfeld’s service as Chairman and partial vesting of Mr. Van de Put’s and Ms. Rosenfeld’s equity grants. In 2019, we excluded amounts related to the partial vesting of Mr. Van de Put’s equity grants. During the first quarter of 2020, Mr. Van de Put’s equity grants became fully vested.

(8)

The impact from pension participation changes represents the charges incurred when employee groups are withdrawn from multiemployer pension plans and other changes in employee group pension plan participation. We exclude these charges from our non-GAAP results because those amounts do not reflect our ongoing pension obligations. See Note 11, Benefit Plans, in our Annual Report on Form 10-K for the year ended December 31, 2019 for more information on the multiemployer pension plan withdrawal.

(9)

We exclude the impact of the 2019 Swiss tax reform and 2017 U.S. tax reform. During the third quarter of 2019, Swiss Federal and Zurich Cantonal tax events drove our recognition of a Swiss tax reform net benefit to our results of operations. On December 22, 2017, the United States enacted tax reform legislation that included a broad range of business tax provisions. We exclude these tax reform impacts from our Adjusted EPS as they do not reflect our ongoing tax obligations under the new tax reforms. Refer to our Annual Report on Form 10-K for the year ended December 31, 2019 for more information on the impact of Swiss and U.S. tax reform.

(10)

We have excluded our proportionate share of our equity method investees’ significant operating and non-operating items, such as acquisition and divestiture related costs, restructuring program costs and discrete U.S. tax reform impacts, in order to provide investors with a comparable view of our performance across periods. Although we have shareholder rights and board representation commensurate with our ownership interests in our equity method investees and review the underlying operating results and significant operating and non-operating items with them each reporting period, we do not have direct control over their operations or resulting revenue and expenses. Our use of equity method investment net earnings on an adjusted basis is not intended to imply that we have any such control. Our GAAP “diluted EPS attributable to Mondelēz International from continuing operations” includes all of the investees’ significant operating and non-operating items.

(11)

Constant currency operating results are calculated by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

We believe that the presentation of these non-GAAP financial measures, when considered together with our U.S. GAAP financial measures and the reconciliations to the corresponding U.S. GAAP financial measures, helps provide a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. Because non-GAAP financial measures vary among companies, the non-GAAP financial measures presented in this report may not be comparable to similarly titled measures used by other companies. Our use of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for any U.S. GAAP financial measure. A limitation of the non-GAAP financial measures is they do not include all items of income and expense that affect us and have an impact on our U.S. GAAP reported results. The best way to address this limitation is by evaluating our non-GAAP financial measures in combination with our U.S. GAAP reported results and carefully evaluating the reconciliations of U.S. GAAP reported figures to the non-GAAP financial measures.

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